Exhibit 10.10

NET

LEASE

THIS LEASE dated                                 , 198        for reference purposes only Is made between Lessor and Lessee named below, effective on the later of the dates set forth under their respective signatures.

Basic Lease Provisions

1.	Premises:	As depicted on Exhibit A.

	Building Name:	SANTA BARBARA TECH CENTER

	Premises Address:	5540 Ekwill Street, S.B. CA 93111 Floor: 2nd

2.	Leased Area:		14,044 Square Feet

3.	Lessee’s Percentages: Building:	33.17%	Common Area 16.59%*
*(See Addendum 3.4(a) and 3.4(c))

4.	Initial Annual Rent:		$156,731.04	($11.16 Per Square Foot)*
(*See Addendum 3.1)

5.	Monthly Rental Installments:	$13,060.92 ($.93 Pet Square Foot)*
(See Addendum 3.1)

6.	Term: Seven (7) Years and Zero (0) Months for the former Forum System Space
(See Addendum 2 1(a)).

6.5	Option
See Addendum 2.3)

7.	Target Commencement Date:	August 1, 1989 for the former Forum Systems Space; and February 13, 1991 or February 13, 1992 for the former APCD Space (See Addendum 2.1(a)).
	Termination Date:		July 31, 1996

8.	Security Deposit:	$24,397.41 (See Addendum 4)

9.	Broker(s):	Ed DeLacy, COLDWELL BANKER REAL ESTATE SERVICES

10.	Parking Spaces Provided:	43 (Not To Be Separately Identified)

11.	Address for Payments and Notices: (if different from below)

12.

Submission of this Instrument for examination or signature by Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both Lessee and Lessor.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 20 which follow, as of the date first above written.

	LESSOR	LESSEE
	EKWILL PARTNERS, LTD.	McGHAN MEDICAL CORPORATION
a California Limited Partnership
	300 Esplanade Drive, Suite 1860	Address:
Oxnard, CA 93030
B y:
Signature
	/s/ Jeffrey C. Dermant	/s/ Donald K. McGhan
By	Jeffrey C. Bermant	Name and Title (Type or Print)
	General Partner	By:
Signature

Signature Name and Title
Date:

MEMORANDUM

Actual Commencement Date:

TABLE OF CONTENTS

ARTICLE

Basic Lease Provisions
Table of Contents
1.	Lease of Premises
2.	Term
3.	Rent
4.	Security Deposit
5.	Use
6.	Maintenance, Repairs and Alterations
7.	Insurance; Indemnity
8.	Damage or Destruction
9.	Personal Property Taxes
10.	Utilities
11.	Assignment and Subletting
12.	Defaults; Remedies
13.	Condemnation or Restriction on Use
14.	Brokers
15.	Lessor’s Liability
16.	(Deleted)
17.	(Deleted)
18.	Parking
19.	General Provisions
	19.1	Estoppel Certificate
	19.2	Severability
	19.3	Time of Essence
	19.4	Captions
	19.5	Notices
	19.6	Waivers
	19.7	Holding Over
	19.8	Cumulative Remedies
	19.9	Inurement
	19.10	Choice of Law
	19.11	Subordination
	19.12	Attorneys’ Fees
	19.13	Lessor’s Access
	19.14	Corporate Authority
	19.15	Surrender or Cancellation
	19.16	Entire Agreement
	19.17	Signs
	19.18	Interest on Past Due Obligations
	19.19	Gender; Number
	19.20	Recording of Lease
	19.21	Interstate Land Sales Act
	19.22	Confidentiality of Lease
	19.23	Outlet Enjoyment
	19.24	Meaning
20.	Construction

	Exhibit A:	Floor Plans
	Exhibit B:	Site Plan
	Exhibit C:	Rules and Regulations
	Exhibit D:	- deleted -
	Exhibit E:	Estoppel Certificate
	Exhibit F:	Water Service
	Exhibit G:	Diagram of Premises

iii

1.                                       LEASE OF PREMISES

Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and, upon all of the conditions set forth in this Lease, the Premises, identified in Item 1 of the Basic Lease Provisions, together with the nonexclusive use, in common with Lessor and other tenants of the Building(s) and their respective invitees, of common areas in or about the Building and the parking garage (if any) or parking areas adjoining the Building.  The approximate anticipated configuration of Santa Barbara Tech Center and the location of the Building(s).  Premises and associated common and parking areas is indicated on Exhibit “B”. The size, location and function of the building and related structures depicted here are approximate.  The configuration of the development, the design. size, function and location of all other improvements, and the identity and location of other tenants to the extent depicted are subject to change without notice for any reason deemed sufficient by the owner. Lessor reserves the right to alter the configuration of Santa Barbara Tech Center to construct additional Improvements thereon, to withdraw areas therefrom from time to lime and alter the configuration of the associated common and parking areas, provided that the number of parking spaces intended for Lessee’s use shall not thereby be materially diminished and provided that Lessee’s access to Premises will not thereby be affected.*  (*See Addendum 1)

2.                                       TERM

2.1                                 Commencement of Term

(a)                                  The term of the Lease shall be as shown in Item 6 of the Basic Lease Provisions, commencing on the Commencement Date, which Lessor and Lessee expect to be the Target Commencement Date as shown in Item 7 of the Basic Lease Provisions but which may be such other date as herein provided, and ending on the Termination Date unless sooner terminated pursuant to any provision hereof.

(b)                                 Notwithstanding the foregoing, the term of this Lease and the payment of rent shall commence upon delivery of possession of the Premises or sooner as provided in Article 20 herein. Delivery of possession of the Premises shall occur upon written tender of same by Lessor.

(c)                                  If delivery of possession occurs prior to the Target Commencement Date, the term of this Lease shall commence on such date of delivery of possession, but the Termination Date shall not be advanced.

2.2                                 Delay in Commencement.  Notwithstanding the Target Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on or before said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term thereof provided, however, that if Lessor shall not have delivered possession of the Premises within three (3) months after the Target Commencement Date, as such Date may be extended pursuant to the provisions of Article 20 hereof, Lessee may, at Lessee’s option by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. Subject to the provisions of Article 20 hereof, if applicable, Lessee shall not be obligated to pay rent until delivery of possession of the Premises has occurred.

2.3                                 Option and Right of Notification - (See Addendum 2.3)

3.                                       RENT

3.1                                 Initial Annual Rent.  Lessee shall pay to Lessor as rent for the Premises an Initial Annual Rent in the amount specified in Item 4 of the Basic Lease Provisions in equal monthly installments in the amount specified in Item 5 of the Basic Lease Provisions in advance on the first day of each month.  (See Addendum 3.1)

3.2                                 Additional Rent.  Lessee shall reimburse Lessor, as additional rent, in the manner and at the times provided, for Lessee’s proportionate share of all Building Operating Expenses and Common Area Operating Expenses (as hereinafter defined) incurred by Lessor.  Lessee’s proportionate share of such Building Operating Expenses and Common Area Operating Expenses shall be based upon Lessee’s Building Percentage in the case of Building Operating Expenses and upon Lessee’s Common Area Percentage in the case of Common Area Operating Expenses, all as defined herein.

3.3                                 Water Service Charges - See Exhibit F

3.3a                           All Rent due under this Lease shall be payable without deduction, abatement or offset except as may be otherwise expressly provided in this Lease.

3.4                                 Definitions: For purpose of this Article 3:

(a)                                  Lessee’s Building Percentage is a percentage calculated by dividing the Leased Area of the Premises, as shown in Item 2 of the Basic Lease Provisions, during the comparison year by the leasable area of the Building, and is stipulated to be as shown in Item 3 of the Basic Lease Provisions.  (See Addendum 3.4 (a))

(b)                                 Building Operating Expense shall mean the sum of all expenses incurred by Lessor in connection with the operation, repair and maintenance of the Building, including but not limited to heating and air conditioning, all real property taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements exclusive of the land underlying all such improvements); all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief and other insurance covering the Building (exclusive of public liability insurance) and losses suffered which fall below the insurance deductible: utilities; materials and supplies; salaries, wages and other expenses incurred with respect to the operation, repair and maintenance of the Building; the cost of repainting, the Building; security and fire protection; amortization of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs over such reasonable period as Lessor shall determine (together with Interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount); and an amount equal to fifteen percent (15%) of all such expenses to cover Lessees administrative and overhead expense.  Building Operating Expenses for any year being used as a base year or comparison year shall be adjusted, if necessary, to reflect al least 95% occupancy of the leasable area of the Building and a full year of operation. Building Operating Expenses attributable to the utilities and services furnished pursuant to Article 10 shall be apportioned among the tenants of the Building receiving such services (excluding those tenants furnishing or paying for their own utilities and janitorial services) based on the respective leased areas occupied by such tenants.  *on any such improvements to improve operations or reduce costs, Lessor will, upon request, reasonably justify such improvements to Lessee.

(c)                                  Lessee’s Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises during the comparison year by the average leasable area in all improvements, including the Building and other buildings, shown on Exhibit “B”

during such year and is initially stipulated to be as shown in Item 3 of the Basic Lease Provisions.  Should the Building and/or landscape area become a separate legal lot, or should additional improvements or common area be added to or deleted from Exhibit “B”, Lessor may, at its option, calculate Lessee’s Common Area Percentage by comparing the common area attributable to the Premises with the common area on such legal lot or otherwise within Exhibit “B” as so revised.  (See Addendum 3.4(c))

(d)                                 Common Area Operating Expenses shall mean the sum of all expenses incurred by Lessor In connection with the operation and maintenance of driveways, landscaping, walkways, plazas, parking facilities,* and perimeter property, including, but not limited to: all real property taxes (as hereinafter defined) imposed upon or with respect to the land included within Exhibit “B”; all public liability Insurance covering Exhibit “B”, and losses suffered which fall below the insurance deductible; security and fire protection salaries, wages and other expenses incurred with respect to maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal; depreciation of equipment used in such maintenance, amortization of capital investments for improvements which comply with governmental conservation or safety programs over such reasonable period as Lessor shall determine (together with Interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount); and an amount equal to fifteen percent (15%) of all such expenses to cover Lessor’s administrative and overhead expense.  General overhead and depreciation of improvements shall not be included in the expenses except as specifically set forth in the foregoing.  Any governmental surcharge, fee or assessment imposed with respect to the parking facilities within Exhibit “B” shall, to the extent paid by Lessor and not passed on to the users of said parking facilities, be included in Common Area Operating .Expenses *water system per Section F.3 of Exhibit “F”.

(e)                                  Real Property Taxes shall mean all real and personal property taxes and assessments Incurred during any calendar year, including, but not limited to; special and extraordinary assessments, water and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real or personal property whether or not imposed on or measured by the rent payable by Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental, license or business tax measured by or levied on rent payable or space occupied.  If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in Installments (whether or not Interest shall accrue on the unpaid balance of such property taxes).  Lessor may, at Lessor’s option, pay the same and, in such event, any accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein.  Real Property Taxes shall also include all expenses reasonably incurred by Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to Santa Barbara Tech Center.  Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of Lessor; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against Lessor, the same shall be deemed to be Real Property Taxes. If any such property taxes upon the income of Lessor shall be imposed on a graduated scale, based upon Lessor’s aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Building and Common Areas were the only rental Income of Lessor subject thereto.  Real Property Taxes for any year being used as a base year or comparison year shall be adjusted, if necessary, to reflect the substantial completion of partitioning and other normal Lessee Improvements in all leasable areas of the Building, and to reflect at least 95% occupancy of the leasable area of the Building.

3.5                                 Rent Adjustment for Consumer Price Index. The annual rent shall be adjusted as of the expiration of each full or partial calendar year of the lease term (the “adjustment date”) to reflect any change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Subgroup “All Items”, entitled, “Consumer Price Index, Urban Wage Earners and Clerical Workers (Revised Series), L.A. Anaheim-Riverside: (1982-84 = 100).  “The Index for said subgroup applicable for the month of December (or the month preceding the Commencement Date for the first full or partial calendar year of the lease term) preceding each adjustment date shall be considered the “base”, and the annual rent following each adjustment date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change in the Index as of the adjustment date over the “base”; provided, however, in no event shall the rent payable for any year be less than the rent payable for the preceding period on account of the adjustment pursuant to this Section 3.5, notwithstanding the fact that the Index may, as of some adjustment date, be less than the ‘‘base” if as of any adjustment date there shall not exist the Consumer Price Index in the same format as set forth above, the parties                                substitute any official index published by                   Bureau of Labor Statistics or any successor or similar Governmental agency as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association. (See Addendum 3.5)

3.6                                 Calculation and Payment

(a)                                  Annual rent shall be payable to Lessor without deduction or offset, in lawful money of the United Stales at Lessor’s address herein or to such other persons or at such other places as Lessor designates in writing, Rent payable for any period for less than one month shall be prorated based upon a thirty (30) day month.

Prior to the commencement of the lease term and of each December thereafter, Lessor shall give Lessee a written estimate of Lessee’s share of Building and Common Area Operating Expenses for the ensuing year or portion thereof. Lessee shall pay such estimated amount to Lessor in equal monthly installments, in advance. Within ninety (90) days after the and of each calendar year, Lessor shall furnish to Lessee a statement showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust Lessee’s estimated payment to Lessee’s actual proportionate share as shown by such annual statement.  Any amount due Lessee shall be credited against installments next coming due under this paragraph. Lessee or its representatives shall be entitled to examine Lessor’s books and records pertaining to such costs upon reasonable advance written notice to Lessor.

(b)

(c)

(d)                                 Within ninety (90) days after each adjustment date, Lessor shall furnish Lessee a written statement showing the percentage change in the Index for the period ending on the adjustment date and specifying the increase, if any, in the annual rent subsequent to the adjustment date, taking into account all prior adjustments to annual rent for the period preceding the adjustment date pursuant to this paragraph above and applying any percentage increase in the index to the annual rent as previously adjusted. At the rental payment date next following Lessee’s receipt of such statement, Lessee shall pay Lessor an amount equal to one twelfth (1/12) of the adjustment pursuant to this Paragraph (d) multiplied by the number of rent payment dates including the current one) since the relevant adjustment date. Subsequent rental payments shall be increased by one twelfth (1/12) of the adjustment pursuant to this Paragraph (d).

3.7                                 End of Term. Upon the expiration or earlier termination of this Lease, Lessee shall pay Lessor, as additional rent, the aggregate rental increase which would have been payable by Lessee pursuant to this Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the termination date. The amount of such payment shall be calculated by Lessor based upon Sections 3.2, 3.3 and 3.5 (using the expiration or termination date as the adjustment data for Section 3.5) and the best information then available to Lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

4.                                       SECURITY DEPOSIT

Concurrently with Lessee’s execution of this Lease, Lessee shall deposit with Lessor the sum specified in Item 8 of the Basic Lease Provisions as security for the faithful performance by Lessee of all covenants and conditions of this Lease*  If Lessee shall breach or default in the performance of any covenants or conditions of this Lease, including the payment of rent, Lessor may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default. If Lessor so uses or applies all or any portion of said deposit. Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee’s failure to do so shall be a material breach of this Lease. Should Lessee comply with all covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Lessee (or at the option of Lessor, to the last assignee of Lessee’s interest in this Lease) at the expiration of the term. Lessee shall not be entitled to interest on the security deposit and Lessor shall have the right to commingle said security deposit with other funds of Lessor. Should Lessor sell its interest in the Premises; Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon Lessor shall be discharged from any further liability for such funds. *pursuant to the conditions set forth in Addendum 4 hereof (See Addendum 4).

5.                                       USE

5.1                                 Use.  The Premises shall be used and occupied for lawful general office or industrial purposes permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting Santa Barbara Tech Center and the Rules and Regulations as Lessor may from time 10 lime reasonably adopt for the safety, care and cleanliness of the Building and Santa Barbara Tech Center or the preservatior of good order. The Rules and Regulations presently in effect are attached hereto as Exhibit “C”. Lessor shall not be responsible to Lessee for the nonperformance of any of said Rules and Regulations by any other tenant of the Building. (See Addendum 5.1)

5.1.1                        Hazardous Substances - (See Addendum 5.1.1)

5.2                                 Compliance With Law. Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance of which disturbs other tenants of the Building,

5.3                                 Insurance Cancellation. Notwithstanding the provisions of Paragraph 5.1 above, Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other Insurance upon the Building or any other part thereof or any of its consents, and if Lessee’s use of the Premises causes an increase in said insurance rates. Lessee shall pay as additional rent the amount of such increase.

6.

6.1                                 Lessor’s Obligations. Lessor shall cause to be maintained, in good order, condition and repair, the ** and exterior walls and windows of the Building (excluding the interior surface thereof),* and any public and Common areas in the Building, as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping and all other areas located within Santa Barbara Tech Center other than areas occupied by other buildings (such nonbuilding areas being herein referred to as “Common Areas”). *heating, venting and air conditioning systems **foundation, structural walls

6.2                                 Lessee’s Obligations. Lessee shall during the term of this Lease keep in good order, condition and repair the interior of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises. Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair. Notwithstanding the foregoing, Lessor shall be liable for maintenance or repairs which are caused by Lessor’s gross negligence. *the roof and roof membrane,

6.3                                 Alterations and Additions.

(a)                                  Lessee shall not, without Lessor’s prior written consent, make any alterations, improvements, additions or utility installations in, on or about the Premises.  As used in this Paragraph 6.3, the term “utility installations” shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, Lessor may require that Lessee (i) agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition and/or (ii) provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanics’ and materialmen’s liens and to insure completion of work *unless such work is nonstructural and does not exceed $20,000.00. For all work Lessee will provide Lessor with as-built drawings reflecting any changes to Premises.

(b)                                 All alterations, improvements and additions to the Premises shall be performed by Lessor’s contractor for Santa Barbara Tech Center or other licensed contractor approved by Lessor. Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics or materialmen’s lien against the Premises or any interest therein, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises as provided by law.

6.4                                 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender to Lessor the Premises and, subject to the provisions of Paragraph 6.3 (a) hereof, all alterations, additions, and improvements thereto, in the same condition as when received or made, ordinary wear and tear excepted; provided, however, that Lessee’s machinery, equipment and trade fixtures (including utility installations) which may be removed without irreparable or material damage to the Premises, shall remain the property of Lessee and be removed by Lessee. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee’s furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filling of holes and repair of structural damage.

6.5                                 Lessor’s Rights. If Lessee falls to perform Lessee’s obligations under this Article 6, Lessor may, at its option (but shall not be required to), and without notice to Lessee, perform such obligations on behalf of Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall immediately become due and payable as additional rent to Lessor.

7.                                       INSURANCE

Lessee, at its sole cost and expense, shall, commencing on the date Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:

7.1                                 Lessee’s Liability Insurance. Comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of Lessee in, on or about the Premises, including but not limited to: personal injury, product liability (if applicable), blanket contractual, owner’s protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than $1,000,000 Combined Single Limit. Such policy shall contain (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating* “Such insurance as is afforded by this policy for the benefit of Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Lessee, or out of Lessee’s operations, and any insurance carried by Lessor shall be excess and non-contributory”. *in substance that

7.2                                 Lessee’s Worker’s Compensation Insurance. Worker’s Compensation coverage as required by law, together with Employer Liability coverage.

7.3                                 Lessee’s Fire and Extended Coverage Insurance. Insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard “All Risks” coverage, insuring all improvements and betterments made to the Promises, Lessee’s trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 100% of replacement value. Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and (iii) deductible amounts acceptable to Lessor.

7.4                                 Policy Requirements. All policies of insurance required to be carried by Lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California.  Any such insurance required by Lessee hereunder may be furnished by Lessee under any blanket policy carried by it or under a separate policy therefor.  A true and exact copy of each paid up policy evidencing such insurance or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to Lessor prior to the date Lessee is given the right to possession of the Premises and upon renewals, not less than thirty (30) days prior to the expiration of such coverage.  Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder.  In no event shall the then limits of any policy be considered as limiting the liability of Lessee under this Lease.

Each policy evidencing insurance inquired to be carried by Lessee pursuant to these requirements shall contain, in form and substance satisfactory to Lessor: (i) a provision including Lessor, Lender and any other parties in interest designated by Lessor as an additional insured; (ii) a waiver by Lessee’s insurers of any right to subrogation against Lessor, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Lessor, its agents, employees or representatives; and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving Lessor thirty (30) days prior written notice.

7.5                                 Lessor’s Rights. If Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, Lessor may (but without obligation to do so), and without notice to Lessee, perform such obligations on behalf of Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2 (a) hereof, shall immediately become due and payable as additional rent to Lessor.

7.6                                 Lessor’s Insurance. Lessor shall maintain during the term of this Lease such insurance against physical damage to the Building, comprehensive liability insurance and other insurance as Lessor may from time to time determine. Lessor will determine the limits of coverage, deductibles and specific perils insured against. Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of Lessor may reasonably determine advisable. Notwithstanding any contributions by Lessee to the cost at insurance premiums, with respect to the Building or any alterations of the Premises, as may be provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor. (See Addendum 7.6)

7.7                                 (See Addendum 7.7)

7.8                                 Exemption of Lessor from Liability.  Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents a contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage a injury or the means of repairing the same is inaccessible. Lessor shall not be liable for incorporeal hereditaments including interference or obstruction of light, air a view. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of Santa Barbara Tech Center.  Such exemption shall not extend to any acts of gross negligence or willful misconduct.

8.                                       DAMAGE OR DESTRUCTION

8.1                                 Partial Damage. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by Lessee in the Premises) can be repaired within ninety (90) days without the payment of overtime. Lessor shall at Lessor’s expense repair such damage (exclusive of any property of Lessee or improvements installed by Lessee in the Premises) as soon as practicable and this Lease shall continue in full force and effect. If the Premises, or so much of time Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property of Lessee or improvements installed by Lessee in the Premises) cannot be repaired within ninety (90) days without the payment of overtime or other premiums. Lessor may, at Lessor’s option, either (i) repair such damage as soon as practicable at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor’s intention to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of such damage.

8.2                                 Damage Near End of Term. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged during the last six (6) months of the term of this Lease or any renewal thereof, Lessor may, at Lessor’s option, terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, Lessor’s right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.

(a)                                  If Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period *                              shall be abated, in proportion to the degree to which Lessee’s use of the Premises is impaired; provided, however, that the aggregate period of abatement hereunder shall not exceed six (6) months. Except for such abatement, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or, restoration. *from commencement until completion of repair

(b)                                 If Lessor is obligated or elects to repair the Premises as provided above, but does not commence such repair within ninety (90) days after such obligation shall accrue, subject to an extension of up to another ninety (90) days for delays beyond the reasonable control of Lessor, Lessee may, at Lessee’s option, terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement of such repair or restoration, in which event this Lease shall terminate as of the date of such destruction.

8.3                                 Insurance Proceeds Upon Termination. If this Lease Is terminated pursuant to any right given Lessee or Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.5 with respect to the damage giving rise to such right of termination shall be paid to Lessor and any encumbrancer of the Premises, as their interests may appear.

8.4                                 Restoration. Lessor’s obligation to restore shall not include the restoration or replacement of Lessee’s furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by Lessee to the Premises.

9.                                       PERSONAL PROPERTY TAXES

Lessee shall pay prior to delinquency all Real Property Taxes and other taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere, and, if required, all improvements to the Premises in excess of Lessor’s “building standard” improvements, provided, however, that nothing contained herein shall require Lessor to insure the accuracy of any segregation of the same for purposes of Section 3.4(b) hereof. When practicable, Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of Lessor.

10.                                 UTILITIES

Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or charged to Lessee, Lessee shall pay a pro rata proportion, as part of operating expenses, based on rentable area, of all charges jointly metered or charged with other premises. Lessor shall not be liable in damages or otherwise unless due to Lessor’s gross negligence for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle Lessee to terminate this lease. The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office building structure. See Exhibit F

11.                                 ASSIGNMENT AND SUBLETTING

11.1                           Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of Lessee’s interest in this Lease or the Premises without the prior written consent of Lessor. If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed sublessee or assignee, (ii) the nature of the proposed sublessee’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; (iv) such reasonable financial information as Lessor may request concerning the proposed sublessee or assignee, including, but not limited to a balance sheet as of a date within ninety (90) days of the request for Lessor’s consent, statements of income or profit and loss for the two year period preceding the request for Lessor’s consent and a written statement in reasonable detail as to the business experience of the proposed sublessee or assignee during the five (5) years preceding the request for Lessor’s consent; and (v) the name and address of sublessee’s or assignee’s present or previous landlord. Lessor may, as a condition to granting such consent, require that the obligations of any assignee which is a subsidiary or affiliate of another corporation be guaranteed by the parent or controlling corporation. Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void and, at the option of Lessor, shall terminate this Lease.

11.2                           If Lessee is a corporation, any transfer of its stock, or any dissolution, merger or consolidation, which results in a change in the control of Lessee from the person or persons owning a majority of its voting stock immediately prior thereto, or the sale or other transfer of all or substantially all of the assets of Lessee, * shall constitute an assignment of Lessee’s interest in this Lease within the meaning of this Article 11 and the provisions requiring consent contained herein. Lessor may require as a condition to giving such consent that the new controlling person(s) execute a guaranty of this Lease. If Lessee is a corporation which, under then current guidelines published by the California Commissioner of Corporations, is not deemed to be a public corporation, the transfer, assignment or hypothecation of any Interest in such corporation in the aggregate in excess of 25% (other than a transfer occurring by operation of law upon the death of the holder of such interest)* shall be deemed an assignment within the provisions of this Article. *and which results in a reduction in the net worth of the entity following such action.

11.3                                                                                                                        concession, franchise or other permission to use the Premises shall relieve Lessee of its obligations to pay the rent or to perform all                                    other obligations to be performed by Lessee hereunder.                       acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions of this Lease.

11.4                           At any time within ten (10) days after Lessor’s receipt of the information specified in Section 11.1 above, Lessor may by written consent to Lessee elect (a) to sublease the Premises or the portion thereof so proposed to be subleased by Lessee, or to take an assignment of Lessee’s leasehold estate hereunder, upon the same terms as those offered to the proposed sublessee or assignee, as the case may be; or (b) deleted; or (c) disapprove such assignment or subletting.  If Lessor does not act within the twenty (20) days, such failure to act is deemed a disapproval of such request for assignment or subletting.

11.5                           Each assignee or transferee, other than Lessor, shall assume, all obligations of Lessee under this Lease and shall be and remain liable jointly and severally with Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by Lessee hereunder; provided, however, that a transferred other than an assignee shall be liable to Lessor for rent only in the amount set forth in the assignment or transfer.  No assignment shall be binding on Lessor unless such assignee or Lessee shall deliver to Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to Lessor, consistent with the requirements of this Section 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

11.6                           Consent by Lessor to any subletting or assignment shall be conditioned upon payment by Lessee to Lessor of all “Transfer Consideration” (as hereafter defined) received or to be received, directly or indirectly, by Lessee on account of such assignment of subletting.  Transfer Consideration shall be paid to Lessor at the same time or times as the same is due by Lessee.  Failure to pay Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease.  “Transfer Consideration” shall mean (a) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by Lessee to Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by Lessee to Lessor under this Lease if less than all of the Premises is sublet, and (b) in the case of an assignment or a sublease, any consideration paid or given, directly or indirectly, by the sublessee or assignee to Lessee in exchange for entering in the sublease or assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by Lessee or any payment for personal property of Lessee not in excess of Lessee’s book value thereof.  As used herein, consideration shall include consideration in any form, including but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value, irrespective of the form of such consideration, Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration.  If any Transfer Consideration is to be paid or given in installments, Lessee shall pay each such installment at the time the same is to be paid or given.

11.7                           deleted

12.                                 DEFAULTS; REMEDIES

12.1                           Default by Lessee.  The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee:

(a)                                  The vacating or abandonment of the Premises by Lessee combined with the failure to pay rent;

(b)                                 The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue to for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

(c)                                  The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing Santa Barbara Tech Center to be observed or performed by Lessee, other than described in Paragraph 12.1 (b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided further, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(d)                                 The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises, or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

12.2                           Remedies for Default of Lessee.  In the event of any such default, Lessor may at any time thereafter, upon notice and demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

(a)                                  Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Promises to Lessor, in such event Lessor shall be entitled to recover from Lessee:

(1)                                  The worth at the time of award of the unpaid rent which has been earned at the time of termination;

(2)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided:

(3)                                  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(4)                                  Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to; the cost of recovering possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys’ fees and any other reasonable cost. The “worth of the time of award” of the amounts referred to in subparagraphs (1) and (2) above shall be computed by allowing interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award. The worth at the time of award of the amount referred to in subparagraph (3) above shall be computed by discounting such amount at one (1) percentage point above such discount rate.

(b)                                 deleted

(c)                                  Require Lessee to make payment of all rental obligations in cash or by certified cashiers check.

(d)                                 Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California, including, but not limited to, the remedy provided In California Civil Code Section 1951.4 to continue this Lease in affect.

12.3                           Default by Lessor. Lessor shall not be In default of any of the obligations of Lessor under this Lease unless Lessor fails to perform such obligations within a reasonable time, but in no event less than thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s default is such that more than thirty (30) days are required for its cure, Lessor shall not be in default if Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of any such default by Lessor, Lessee may pursue any remedy now or hereafter available to Lessee under the laws of judicial decisions of the State of California, except that Lessee shall not have the right to terminate this Lease except as expressly provided herein. (See Addendum 12.3)

12.4                           Late Charges. Lessee acknowledges that the late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after the same is due, Lessee shall pay to Lessor a late charge equal to fifteen percent (15%) of such overdue amount monthly until such overdue amount is paid. Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of a late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13.                                 CONDEMNATION OR RESTRICTION ON USE

13.1                           Eminent Domain.  If the whole of the Premises or so much thereof as to render the balance unusable by Lessee shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and Lessee hereby assigns to Lessor any award which may be made in such taking or condemnation, together with any and all rights of Lessee now at hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for its relocation expenses, the taking of personal property and fixtures belonging to Lessee, the interruption of or damage to Lessee’s business and/or for Lessee’s unamortized cost of leasehold improvements. The unamortized portion of the Lessee’s expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease                         , and the denomination of which shall be the number of years of            term of this Lease which shall not have expired at the time of improving the Premises. In no event shall options to renew or extend be taken into consideration in determining the payment to be made to the Lessee. Lessee’s right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby.

13.2                           Abatement of Rent. In the event of a partial or temporary taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by Lessee.

13.3                           Temporary Taking. No temporary taking of the Premises and/or of Lessee’s rights therein or under this Lease shall terminate this Lease, and any award made by reason of any such temporary taking shall belong entirely to Lessor.

13.4                           Voluntary Sale as Taking. A voluntary sale by Lessor to any public body or agency having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

14.                                 BROKERS

Lessor acknowledges its obligation to pay a single commission to the broker(s) specified in Item 9 of the Basic Lease Provisions, if any. Lessee represents and warrants that it has neither incurred nor is aware of any other broker’s, finder’s, or similar fee in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation.

15.                                 LESSOR’S LIABILITY

15.1                           The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Building. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for Lessor’s obligations thereafter to be performed; provided, however, that any funds in the hands of Lessor or the then grantor at the time of such transfer in which Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns only during their respective periods of ownership and no such successor or assignee shall be liable for the obligations of its predecessor Lessor hereunder.

15.2                           The initial Lessor hereunder is a joint venture operating as an unincorporated association. In consideration of the benefits accruing hereunder, Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial Lessor;

(a)                                  The sole and exclusive remedy shall be against the assets of the joint venture;

(b)                                 No joint venturer shall be sued or named in a party in any suit or action (except as may be necessary to secure jurisdiction of the joint venture);

(c)                                  No service of process shall be made against any joint venturer (except as may be necessary to secure jurisdiction of the joint venture);

(d)                                 No joint venturer shall be required to answer or otherwise plead to any service of process;

(e)                                  No judgment will be taken against any joint venturer;

(f)                                    Any judgment taken against any joint venturer may be vacated and set aside at any time nunc pro tunc;

(g)                                 No writ of execution will ever be levied against the assets of any joint venturer; and

(h)                                 These covenants and agreements are enforceable by Lessor and also by any joint venturer thereof.

16.                                 (DELETED)

17.                                 (DELETED)

18.

During the term of this Lease, Lessee shall have the right in common with other tenants of the Building (if any) and any adjacent buildings, to use the parking area available to tenants of the Building. Lessee’s use of such parking facilities or that of its invitees shall be limited to a maximum of the number of parking spaces shown in Item 10 of the Basic Lease Provisions (but such space will not be separately identified and Lessor shall have no obligation to monitor the use of such parking facility), and shall be subject to such rules and regulations as may be established from time to time by Lessor for the effective use of such parking facilities. Such rules and regulations may include, but shall not be limited to; designation of specific areas for use by invitees of Lessee and Lessor, hours during which parking shall be available for use; parking attendants; a parking validation or other assessment system*; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of Lessor, Lessee and their respective invitees. Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repair or alterations. Lessee’s right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against Lessor. If Lessor reasonably determines that Lessee is regularly using in excess of the number of parking spaces specified in Item 10 of the Basic Lease Provisions, Lessor may, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by Lessee upon demand.*to prevent parking abuse

19.                                 GENERAL PROVISIONS

19.1                           Estoppel Certificate

(a)                                  Lessee shall at any time and from time to time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that then are no, to Lessee’s knowledge, uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. (See Addendum 19.1(a))

(b)                                 Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor’s performance and (iii) not more than one month’s rent has been paid in advance.

(c)                                  deleted.  (See Addendum 19.1(c))

19.2                           Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.3                           Time of Essence. Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

19.4                           Captions. Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

19.5                           Notices. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular mail, addressed to Lessor and Lessee respectively at the addresses set forth before their signatures in Item 11 of the Basic Lease Provisions, or to such other or additional persons or at such other addresses as may from time to time be designated in writing by Lessor or Lessee by notice pursuant hereto.

19.6                           Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party’s consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

19.7                           Holding Over. If Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of Lessor, Lessee shall become a tenant at sufferance only at the then prevailing market rate as determined by Lessor in its sole and absolute discretion for the space in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a dally basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph are in addition to and do not affect Lessor’s right of re-entry or any other rights of Lessor hereunder or as otherwise provided by law.

19.8                           Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

19.9                           Inurement. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

19.10                     Choice of Law. This Lease shall be governed by the laws of the State of California.

19.11                     Subordinate.  This Lease shall, at Lessor’s option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created. Lessee shall, upon written demand by Lessor, execute such instruments as may be required from time to time to subordinate the rights and interest of Lessee under this Lease to the lien of any mortgage or deed of trust on the Building. Notwithstanding any such subordination, so long as Lessee is not in default hereunder, this Lease shall not be terminated or Lessee’s quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed. In the event of such foreclosure, Lessee shall thereupon become a lessee of, and attorn to, the successor-in-interest to Lessor on the same terms and conditions as are contained in this Lease.  (See Addendum 19.11)

19.12                     Attorneys’ Fees. If either party hereto brings an action to enforce the terms hereof or declare the rights of the parties hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover from the other party the reasonable costs and attorneys fees incurred in connection with such action. For purposes of this provision, in any action or proceeding instituted by Lessor based upon any default or alleged default by Lessee hereunder, Lessor shall be deemed the prevailing party if (i) judgment is entered in favor of Lessor or (ii) prior to trial or judgment Lessee shall pay all or any portion of the rent and charges claimed by Lessor, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Lessor to constitute a default by Lessee hereunder. Any expenses incurred in collecting sums due, whether action is brought or not, and any attorneys’ fees incurred in collecting payment will be charged to Lessee.

19.13                     Lessor’s Access. Lessor and Lessor’s agents shall have the right to enter the Premises * at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Building any ordinary “For Sale”, “For Lease” or similar signs, all without rebate of rent or liability to Lessee. *with reasonable notice

19.14                     Corporate Authority. If Lessee is a corporation, Lessee shall, at Lessor’s request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Lessee shall also, at Lessor’s request, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

19.15                     Surrender or Cancellation. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless Lessor elects to treat such surrender or cancellation as an assignment to Lessor of any or all of such subleases.

19.16                     Entire Agreement. This Lease, the Exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, or the design configuration of the development of Santa Barbara Tech Center, except those contained herein, and no other person, form or corporation has at any time had any authority from Lessor to make any representations or promises on behalf of Lessor. If any such representations or promises have been made by others, Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

19.17                     Signs.  No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building without the written consent of Lessor first had and obtained. Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee. All approved signs shall be installed at Lessee’s sole cost and expense. (See Addendum 19.17)

19.18                     deleted.

19.19                     Gender; Number. Whenever the context of this Lease requires the masculine gender includes the feminine or neuter, and the singular number includes the plural.’

19.20                     Recording Of Lease. Lessee shall not record this lease without the express written consent of Lessor. If such permission granted, at the expiration or sooner termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor, within ten (10) days after written demand from Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to the Lease.  (See Addendum 19.20)

19.21                     deleted

19.22                     Confidentiality of Lease. Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor. Disclosure of the terms hereof could adversely affect the ability of Lessor to negotiate other leases with respect to the Building and impair Lessor’s relationship with other tenants of the Building. Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by Lessee, and Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.  (See Addendum 19.22)

19.23                     Quiet Enjoyment. Provided Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of rent and all other sums due hereunder, Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against Lessor and all persons claiming by, through or under Lessor, Lessee’s right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against Lessor.

19.24                     Meaning - (See Addendum 19.24)

20.                                 CONSTRUCTION

20.1                           Lessor shall cause the construction of Lessee’s improvements in the Premises in accordance with mutually approved Lessee’s improvement plans and outline specifications which will be initialed by Lessor and Lessee on or before May 20, 1989. No changes shall be made in the initially approved plans and specifications without the prior written approval of Lessor and Lessee. Any such changes or additions caused by Lessee or any Governmental authority shall be made at the sole cost of Lessee and all additional expenses incurred by Lessor with respect to these changes (except changes requested by Lessor) shall be reimbursed to Lessor by Lessee upon demand. Any such changes which cause a delay or any other delays caused by Lessee or Lessee’s agents may postpone occupancy of the Premises beyond the Target Commencement date (in which case the same shall be adjusted to the aggregate delays) but there shall be no abatement of Lessee’s rent as a result of any such delay. Failure by Lessee to accomplish, complete and approve plans and specifications for Lessee’s improvements in a timely fashion shall be a material breach of this Lease and, at Lessor’s option, this Lease may be cancelled or the monthly rent shall begin on the date indicated in Item #7 of the Basic Lease Provisions. Under no circumstances shall Lessor be charged with any delay whatsoever as a result of nonstandard improvement work.

20.2                           Lessee hereby acknowledges and agrees that all of Lessee’s improvement work, including suite design and decorating, within the Premises shall be accomplished by parties acceptable to Lessor and then only upon such conditions as Lessor may impose.

20.3                           Lessor shall at its expense promptly correct all items not conforming with the plans and specifications of which Lessor is notified by Lessee in writing within sixty (60) days after Lessee takes possession of the Premises.

20.4                           Lessor warrants the Building and Lessee’s improvements installed un the Premises by Lessor against any defects in materials and workmanship of which Lessor is notified by Lessee in writing within one (1) year after date of completion of the work in question. Lessor further warrants that the construction of the Building and such tenant improvements will upon completion comply with all applicable statutes, ordinances, rules, regulations, orders and requirements of Governmental authorities in effect as of the commencement of the lease term.

20.5                           Construction Allowance. Lessee shall have a maximum construction allowance of $-0- for the completion of Lessee’s improvements. Lessor shall be deemed the owner of these tenant improvements. Prior to the commencement of construction, Lessee shall approve the Lessee improvement cost breakdown. Within ten (10) days following said approval, Lessee shall deposit with Lessor cash equal to the coat of any Lessee improvements over the allowance. Failure to make such deposit shall be deemed a material breach of this Lease and, at Lessor’s option, this Lease may be cancelled. Lessee shall be deemed the owner of any improvements in excess of the allowance during the term of this Lease, but the ownership of such improvements shall revert to Lessor upon the expiration of this Lease. Any change orders to the originally approved contract which are requested by Lessee shall be forwarded to Lessor or Lessor’s designated contractor for costing and approval. Lessee shall be given a written cost estimate for the completion of said change order which must be approved and paid for by Lessee prior to the commencement of work.

20.5.1                  Improvements to be Constructed at Lessor’s Sole Expense (See Addendum 20.5.1)

20.6                           Construction. Tender of possession of the Premises by Lessor to Lessee may not take place prior to the time the Building and the Premises have been completed The Premises shall be deemed completed when construction has been substantially completed in accordance with the plans and specifications as set forth in this Article 20. The Building shall be deemed completed when a Certificate of Occupancy has been received. Taking of possession by Lessee of the Premises shall constitute an acknowledgement that the Building and the Premises have been satisfactorily completed and Lessor shall have no further responsibility with respect to construction, except as expressly set forth in Section 20.3 and 20,4 hereof. (See Addendum 20.6)

20.7                           Punchlist.  (See Addendum 20.7)

ADDENDA

1.                                       The Premises consists of approximately 14,044 square feet depicted on Exhibit “G” as the “Former Forum Systems Space” and approximately 11,451 square feet depicted on Exhibit “G” as the “Former APCD Space.”

2.1(a)                   As of the date of execution of this Lease, that portion of the Premises identified as “Former APCD Space” is occupied by Santa Barbara County Air Pollution Control District.  APCD’s current lease with Lessor terminates on February 12, 1991, subject to an option to extend the term of the lease for one (1) year through and including February 12, 1992. Lessee’s term for possession of the Former APCD Space in the Premises shall commence upon the termination of APCD’s lease. Such termination will occur no later than February 12, 1992, or on such earlier date as APCD or Lessor may terminate APCD’s lease. Lessee agrees that it will commence this term for the Former APCD Space immediately upon APCD’s termination, whether that be at the current APCD lease termination date or prior to such date. Lessee’s term for the Former APCD Space shall terminate concurrently with the termination of Lessee’s term for the Former Forum Systems Space. Any default by Lessee with respect to its possession of the Former APCD Space shall expressly constitute a default of the entire lease (including the Former Forum Systems Space) pursuant to Section 12.1 hereof.

2.3                                 Option and Right of Notification. Lessor hereby grants the Lessee the right to renew this Lease for one successive period of seven (7) years, upon the same terms, covenants and conditions as are provided in this Lease.

Lessee shall give notice to Lessor in writing of Lessee’s election to exercise such option no less than six (6) months prior to the expiration of the term. Lessee shall not be entitled to exercise the option if, at the time of such exercise, Lessee is in default of any provision of this Lease.

The annual rent for the first year of the option period, including the commencement thereof, shall be adjusted as of the commencement of said period, and as of the expiration of each full or partial calendar year of the option term (the “Adjustment date”) to reflect any change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Subgroup “All Items”, entitled “Consumer Price Index, Urban Wage Earners and Clerical Workers (Revised Series), L.A. - Anaheim - Riverside Average (1982-84 = 100).” The index for said subgroup applicable for the month of December (or the month preceding the Commencement Date for the first full or partial calendar year of the lease term) preceding each adjustment date shall be considered the “base” and the annual rent following each adjustment date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change in the index as of the adjustment date over the “base”; provided, however, in no event shall the rent payable for any year be less than the rent payable for the preceding period on account of the adjustment pursuant to this Section 2.3, notwithstanding the fact that the index may, as of some adjustment date, be less than the “base.” If as of any adjustment date there shall not exist the Consumer Price Index in the same format as set forth above, the parties shall substitute any official index published by the Bureau of Labor Statistics or any successor or similar governmental agency as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the

/s/ JCD	/s/ DKM
Lessor’s Initials	Lessee’s Initials

American Arbitration Association. The annual rent adjustment for any year of the option period shall in no event be less than three (3%) percent or greater than seven (7%) percent per annum.

Should the leasehold interest of any other lessee in the Building known as 5540 Ekwill terminate at the conclusion of a lease or option term for such other lessee, or sooner (hereafter “Vacated Space”), Lessor shall provide Lessee with notice of such leasehold termination. Lessor shall have no obligation to enter into a lease or lease negotiations with Lessee regarding such Vacated Space. Lessor and Lessee agree that this provision does not constitute a first right or option for Lessee to lease any Vacated Space at 5540 Ekwill.

3.1                                 The Initial Annual Rent for the Former APCD Space shall be computed upon the commencement of the term therefor by commencing with the rent which would have been paid if Lessee were to occupy the Former APCD Space at the same time the Former Forum Systems Space is occupied (which is $11,336.49, or 11,451 square feet multiplied by $.99 per square foot), and escalating that rent in the exact same proportion as the rent for the Former Forum Systems Space will be and will have been escalated.

3.4(a)                   Lessee’s Building Percentage as shown in Item 3 of the Basic Lease Provisions will be adjusted at the commencement of the term for the Former APCD Space to 60.22%.

3.4(c)                   Lessee’s Common Area Percentage as shown in Item 3 of the Basic Lease Provisions will be adjusted at the commencement of the term for the Former APCD Space to 30.11%.

3.5                                 The Annual Rent Adjustment for any year of the initial term shall in no event be less than three percent (3%) or greater than seven percent (7%) per annum.

4.                                       The sum of $24,397.41 reflected in Item 8 of the Basic Lease Provisions consists of $13,060.92 applicable to the Former Forum Systems Space and $11,336.49 applicable to the Former APCD Space. Until the Commencement Date for the Former APCD Space, the $11,336.49 shall constitute a rental deposit and shall be placed by Lessor into an interest-bearing account at a commercial bank of Lessor’s choosing, with the interest therefrom accruing to the benefit of Lessee. Upon the Commencement Date for the Former APCD Space, said deposit shall serve as a security deposit for the Former APCD Space, shall be removed from said interest-bearing account, and shall no longer bear interest payable to Lessee.

5.1                                 Materials Storage Restrictions. The fire protection system planned for Santa Barbara Tech Center was National Fire Protection Association Standards, Pamphlet No. 13 and No. 231.  Such standards allow for the stacking of Class III or less combustibles up to 18 feet high on floor pallets or in single row metal racks. All stacking is limited to 12 feet high if Class IV combustibles are present unless such Class IV combustibles are segregated in a separate room or rooms in accordance with applicable codes and stacked not in excess of 12 feet high. Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by Lessor pursuant to Article 7.

5.1.1                        Hazardous Substances. Any toxic or hazardous substances, pollutants or contaminants (hereinafter sometimes referred to as “materials”) shall be handled or disposed of as

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directed by applicable State, Federal, County and City regulations. Lessee shall handle, store, or dispose of such materials in a careful and prudent manner. At the termination of the Lease, or any option period thereof, Lessee shall fully clean the Premises in such a manner that no residue of such materials shall remain on the Premises. Lessee shall notify the appropriate governmental authority of the presence and amount of any such materials, and shall comply with all conditions imposed by such authority. Lessee shall contact the appropriate governmental authority prior to occupancy to determine the existence of any records for the Building and/or Premises. Specifically, thirty (30) days prior to occupancy, Lessee shall submit a Hazardous Materials Management Plan (“HMMP”) and a Hazardous Materials Floorplan (“HMF”) to Lessor and the appropriate governmental authority for approval.  These plans shall be attached in full to this Lease.

The HMMP shall include the following:

1.                                       The company name, address, and contact person.

2.                                       General facility description with map showing location of all buildings and structures.

3.                                       Facility hazardous material storage map showing the location of each proposed hazardous material storage area and access to such facilities. The map shall be updated annually by the occupant and submitted by January lst each year.

4.                                       A floorplan showing the location of each hazardous material storage area, storage area access, and the location of emergency equipment.

The HMF shall include the following:

1.                                       Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents.

2.                                       Separation of Hazardous Material Report outlining the methods to be utilized to ensure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.

3.                                       Inspection and Record Keeping Plan indicating the procedures for inspecting each storage facility. An authorized record of inspection shall be maintained by the Lessee.

4.                                       Employee Training Program to ensure that employees know how to safely handle hazardous materials.

5.                                       Hazardous Materials Contingency that clearly describes appropriate response procedures and measures in case of an accident.

6.                                       A floorplan identifying the location and quantity of each hazardous material, including the chemical name and quantity limit for each class.

Lessee shall indemnify, defend and hold Lessor and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities and losses, including attorneys’ fees, which arise during or after the term of this Lease from or in connection with the presence of toxic or hazardous substances, pollutants or contaminants in the soil or groundwater on or under the Premises, or from or in connection with the bringing onto the Premises, handling or storing any toxic or hazardous substances, pollutants or contaminants, but only to the extent such toxic or hazardous substances, pollutants or contaminants are present as a result

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of actions of Lessee, its officers, employees or agents. Except to the extent described in the preceding sentence, Lessor agrees to indemnify, defend, and hold Lessee and its officers, employees, and agents harmless from any claim, judgments, damages, penalties, fines, costs, liabilities and losses, including attorneys’ fees, which arise before, during or after the term of this Lease from or in connection with the presence of toxic or hazardous substances, pollutants or contaminants in the soil or groundwater on or under the Premises. The terms “toxic or hazardous substances” and “pollutants or contaminants” as utilized in this clause shall have the meaning as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

7.6                                 Waiver of Subrogation.  Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

7.7.                              Mutual Indemnification. To the fullest extent permitted by law, the parties hereto shall each defend, indemnify and hold harmless one another from and against any and all claims arising from the indemnifying party’s use of the Premises, the building or the common areas, or the conduct of its business or from any activity, work or thing done, permitted or suffered by the indemnifying party, its agents, contractors, employees or invitees in or about the Premises, the building or the common areas, and shall further indemnify and hold harmless one another from and against any and all claims arising from any breach or default in the performance of any obligation on the indemnifying party’s part to be performed hereunder or arising from any act, neglect, fault or omission of such indemnifying party or of its agents, employees, or invitees and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against one party by reasons of any such claim, the other party, upon notice from the first, shall defend the same at the other’s expense by counsel reasonably acceptable to the first party.

12.3                           Lender’s Notice and Cure.  Copies of any notice required per Article 12.3 shall also be sent to Lender. The Lender should have thirty (30) days to effect a cure beyond the 30-day cure period granted to the Lessor under Article 12.3. If the default is not one which is capable of cure within the Lender’s 30-day cure period, the Lessor shall not be in default if Lender commences such cure within the 30-day period and thereafter diligently prosecutes the same to completion.

19.1(a)             Estoppel. Attached as Exhibit E is the form of tenant estoppel certificate required by Lessor’s current Lender. Lessee agrees as part of the initial signing of the Lease and whenever requested in accordance with Article 19.1 to deliver to Lessor or Lender a fully executed tenant estoppel certificate in the form of Exhibit E.

19.1(c)             If Lessor desires to finance, or refinance the Premises, or any part thereof, Lessee shall deliver directly to

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any lender, bank or financial institution designated by Lessor Lessee’s most recent Form l0k documents filed with the Securities & Exchange Commission.

19.17                     Subject to compliance with all other provisions of this Section 19.17, Lessee shall have the right to install signage on the building comparable in location, size and quality (as determined by Lessor) with that of the “Forum Systems” signage currently in place on the Building. Lessee’s signage will be in full compliance with all governmental requirements. Lessee further agrees to maintain any approved signs in good condition or repair at all times. Lessee shall not place any sign on a vehicle or movable or non-movable object in or on any street adjacent to the Premises.

19.20                     Lessee may prepare a memorandum of lease which shall be signed by Lessor, provided said memorandum meets with Lessor’s approval, which will not be unreasonably withheld.  Lessee may record said memorandum of lease with the Santa Barbara County Recorder, provided a conformed copy is furnished to Lessor. Lessee shall be responsible for all costs in preparing and recording the memorandum of lease.

19.22                     As an exception to the provisions of Section 19.22, Lessee consents to the disclosure of the terms of this Lease to any lender, bank or financial institution designated by Lessor, and Lessor consents to the disclosure of the terms of this Lease to the Securities and Exchange Commission (SEC) if required as part of any reports which Lessee must provide to the SEC.

19.24                     Meaning. The provisions and language of this Agreement shall be interpreted in accordance with the plain meaning thereof and shall not be construed for or against any of the parties hereto, as all parties have participated in, and have approved, the drafting of this document.

20.5.1                  Lessor shall construct, at Lessor’s sole cost and expense, the following improvements to the Premises:

(a)                                  A private, secure “front approach” entrance to the Premises utilizing the present lobby, comparable to the design depicted on the attached Exhibit “D”;

(b)                                 Semi-gloss paint on all interior walls;

(c)                                  Office demising walls as depicted on the attached Exhibit “A”.

The estimated cost of $66,000.00 to accomplish such improvements shall be contributed by Forum Systems, Inc., in the sum of $56,000.00 and by Lessor in the sum of $10,000.00.

In addition, Lessor will provide to Lessee prior to tender of possession of the Premises a report prepared by a qualified air conditioning maintenance firm demonstrating that the air conditioning system for the Premises is in good order and repair.

20.6                           Lessee shall receive the Premises in an “as is” condition, including the existence of nails and screws inserted into the walls by a prior lessee of the Premises. All existing electrical power and other utilities will be in good working condition upon tender of possession of the Premises by Lessor to Lessee.

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20.7                           Punchlist.  Lessee shall have a “walk-through” with Lessor and Lessor’s architect, upon substantial completion of Lessee’s improvements in the Premises, in order to ascertain whether such improvements comply with the improvement plans and specifications (“Plans”). In the event Lessee determines that the improvements do not comply with the plans, then a “punch list” will be prepared by Lessee within five (5) days of said “walk-through,” indicating such deviations. Lessor shall correct those items reasonably noted by Lessee to be not in substantial compliance with the plans. Lessee may not withhold acceptance of the Premises except for deviations from the Plans which substantially interfere with Lessee’s utilization of the Premises. Punchlist items of a minor nature shall not delay delivery of possession of the Premises from Lessor to Lessee. If no conditions noted on the punchlist—either in an unrepaired form or through the likely course of repair—substantially interfere with Lessee’s utilization of the Premises, Lessee shall sign off the punchlist and Lessor may offer written tender of possession pursuant to Section 2.1(b) hereof. If Lessee determines, using commercially reasonable standards, that the conditions noted would substantially interfere with Lessee’s utilization of the Premises, Lessee may withhold signing off on such punchlist items until after their correction by Lessor. If the punchlist is not so provided, Lessee shall be deemed to have accepted the Premises and Building “as is”, subject to the provisions of Section 18.4 hereof.

In the event Lessee and Lessor cannot agree upon whether or not the items on the punchlist reflect a non-compliance with the plans, then the compliance or non-compliance with the plans shall be determined by a neutral arbitrator (who shall be an architect) in accordance with the commercial rules of the American Arbitration Association.

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SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE is made and entered into on May        , 1996, between EKWILL PARTNERS, Ltd., a California limited Partnership (“Lessor”) and McGHAN MEDICAL CORPORATION, a California corporation (“Lessee”).

RECITALS:

A.                                   Lessor and Lessee entered into a Lease dated for reference May 23, 1989 (the “Lease”) pursuant to which Lessor leased to Lessee and Lessee hired from Lessor 27,992 sq.ft. (the “Premises”) on the first and second floors of the building commonly known as 5540 Ekwill Street, Santa Barbara, California (the “Building”),

B.                                     The Lease was amended by a First Amendment of Lease dated for reference August 20, 1992 (the “First Amendment”).

C.                                     The term of the Lease, as amended, expires July 31, 1996.

D.                                    The Lease grants Lessee an option to extend the term for an additional period of 7 years. The parties have agreed to delete this option right in consideration of Lessee’s agreement to lease the Premises for an additional period of 10 years commencing August 1, 1996.

E.                                      The parties desire to memorialize the extension of the term of the Lease, as amended.

NOW, THEREFORE, in consideration of the premises described above, and other good and valuable consideration, the parties agree as follows:

1.                                       INCORPORATION OF RECITALS

The recitals set forth above are incorporated herein as if fully set forth at this point.

2.                                       EXTENSION OF TERM

Lessee agrees to lease the Premises for a 10-year period commencing August 1, 1996, and expiring July 31, 2006. Lessee acknowledges that it has accepted and currently is in possession of the Premises.

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3.                                       RENT

The Initial Annual Rent for the Premises during the extended term shall be $382,930.56, payable in equal monthly installments of $31,910.88 commencing August 1, 1996, and commencing monthly thereafter.

Effective January 1, 1997, and effective January 1 of each subsequent year during the extended term, the Initial Annual Rent shall be adjusted as provided in Section 3.5. of the Lease. The rental adjustment effective January 1, 1997, shall be based upon the change in the Index for the full prior 12 months.

4.                                       ADDITIONAL RENT

In addition to the Initial Annual Rent, Lessee shall pay the Additional Rent as provided in Section 3.2 of the Lease. For purposes of Article 3 of the Lease, Lessee’s Building Percentage is 66.12% and Lessee’s Common Area Percentage is 33.06%. Lessee shall continue to pay 49% of the electrical charges for common meter shared by Lessee and EG&G.

5.                                       SECURITY DEPOSIT

On or before August 1, 1996, Lessee shall deliver to Lessor cash in an amount sufficient to increase the total security deposit held by Lessor to $31,910.88. The increased security deposit shall be used, applied, and retained by Lessor on the terms and conditions described in the Lease.

6.                                       FURTHER AMENDMENTS TO LEASE

Article 20 of the Lease is deleted in its entirety.

Paragraphs 1, 2.1, 2.3, 3.1, 3.4(a), 3.4(c), 3.5, 4, 20.5.1, 20.6, and 20.7 of the Addenda to the Lease are deleted in their entirety.

7.                                       FIRST RIGHT TO LEASE ADDITIONAL SPACE

In the event that additional space within the Building (the “Additional Space”) shall become available during the term of this Lease and Lessee is not then in default under the terms of this Lease or the 5520 Lease (described below), Lessor shall give Lessee written notice of Lessee’s first right to lease such Additional Space.  The Notice from Lessor shall describe the Additional Space, including any

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unique features thereof, and the date upon which the lease for the Additional Space will commence. The lease for the Additional Space shall commence upon the date that the Additional Space is first available for occupancy and shall continue for a term coincidental with the term of this Lease.  The terms and conditions of the lease for the Additional Space shall be the same as the terms of this Lease, including without limitation the per square foot rental payable hereunder and the obligation of the Lessee to pay Additional Rent. Rental adjustments for the lease for the Additional Space shall be made to coincide with rental adjustments under this Lease. The lease of the Additional Space shall be strictly on an “AS IS” basis, and Lessor shall have no obligation to make any changes, alterations, modifications or repairs whatsoever to the Additional Space.

Lessee shall have 10 business days from the date of receipt of Lessor’s written notice to agree to lease the Additional Space. Lessee’s election to lease the Additional Space shall only be effective if its written agreement to lease is received by Lessor within said time period and is accompanied by a check in an amount equal to the full first month’s rent plus a security deposit of one month’s rent (collectively the “Additional Space Deposit”). In the event Lessee fails to give timely written notice to Lessor of its agreement to lease the Additional Space together with the required Additional Space Deposit, Lessee’s rights hereunder shall terminate and Lessor shall be free to lease or otherwise treat the Additional Space as it sees fit. Upon receipt of Lessee’s agreement to lease the Additional Space and the Additional Space Deposit, Lessor shall prepare an amendment to this Lease and deliver it to Lessee. Lessee shall execute and return the amendment to Lessor within 10 business days of receipt.

8.                                       5520 LEASE

Concurrently with execution of this Second Amendment to Lease, Lessee has executed a Lease with Lessor for certain space in an adjacent building at 5520 Ekwill Street, Santa Barbara, California (the “5520 Lease”). Any default by the Lessee under the 5520 Lease shall constitute a default under the terms of this Lease, as amended.

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9.                                       NO FURTHER CHANGES

Except as expressly modified and amended herein, all of the terms and provisions of the Lease, as modified by the First Amendment, are hereby ratified and approved.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

LESSOR:	EKWILL PARTNERS, LTD., a California limited
partnership

	By	/s/ JEFFREY C. BERMANT
Jeffrey C. Bermant,
General Partner

130 Cremona Drive, Suite D
Goleta, CA 93117

LESSEE:	McGHAN MEDICAL CORPORATION

	By	/s/ DONALD K. MCGHAN
Donald K. McGhan,
Chief Executive Officer

5540 Ekwill Street
Santa Barbara, CA 93111

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